UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of 2016 Annual Meeting of Stockholders

On May 5, 2016, Colony Capital, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders at which (i) directors were elected, (ii) the compensation paid to the Company’s named executive officers was approved in an advisory vote, and (iii) the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company was ratified in an advisory vote. The proposals are described in detail in the Company’s 2016 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Election of Directors

The following persons comprising the entire previous board of directors of the Company were duly elected as directors of the Company until the 2017 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies: Thomas J. Barrack, Jr., Richard B. Saltzman, Nancy A. Curtin, George G. C. Parker, John A. Somers, and John L. Steffens. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Barrack, Jr.	111,716,580	3,638,109	9,824,310
Richard B. Saltzman	113,754,129	1,600,560	9,824,310
Nancy A. Curtin	111,314,959	4,039,730	9,824,310
George G. C. Parker	111,300,449	4,054,240	9,824,310
John A. Somers	111,317,317	4,037,372	9,824,310
John L. Steffens	111,279,767	4,074,922	9,824,310

Approval (on an advisory, non-binding basis) of Executive Compensation

The Company’s stockholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and Executive Compensation Tables of the Company’s 2016 Proxy Statement. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,155,533	3,595,632	603,122	9,824,713

Ratification (on an advisory, non-binding basis) of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2016

The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,371,044	273,078	534,877	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016	COLONY CAPITAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Chief Legal Officer

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